SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(A) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 E-LOAN, INC.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies: N/A

      (2)   Aggregate number of securities to which transaction applies: N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      (4)   Proposed maximum aggregate value of transaction: N/A

      (5)   Total fee paid: N/A

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid: N/A

      (2)   Form, Schedule or Registration Statement No.: N/A

      (3)   Filing Party: N/A

      (4)   Date Filed: N/A

                                  [LOGO E-LOAN]

                                  April 7, 2003

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of E-LOAN, Inc. which will be held at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583, on May 13, 2003, at 10:00 a.m.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders, including the election of two directors. I urge you to read the accompanying proxy statement thoroughly. For the reasons set forth in the proxy statement, your Board of Directors recommends a vote "FOR" each of the two current directors of E-LOAN and the Company's Audit Committee recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2003. The meeting will also feature a report on the operations of E-LOAN, followed by a question and discussion period.

      Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our stockholders as possible.

                                          Sincerely,

                                          Christian A. Larsen
                                          Chief Executive Officer
                                          and Chairman of the Board

                                  [E-LOAN LOGO]

                           5875 Arnold Road, Suite 100
                            Dublin, California 94568

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2003

                    ----------------------------------------

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E-LOAN, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 13, 2003, at 10:00 a.m., local time, at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583 for the following purposes:

      1. To elect two (2) Class I directors to hold office for a term ending in 2006 and until their successors are elected.

      2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

      3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on March 21, 2003 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                                          FOR THE BOARD OF DIRECTORS

                                          Matthew Roberts
                                          Secretary
Dublin, California
April 7, 2003

                                  E-LOAN, INC.

                           5875 Arnold Road, Suite 100
                            Dublin, California 94568
                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Why am I receiving these materials?

      This Proxy Statement and the enclosed Annual Report are being sent to all stockholders of record as of the close of business on March 21, 2003 for delivery beginning April 7, 2003 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 13, 2003. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

Who can attend the Annual Meeting?

      Only stockholders of the Company as of the record date, March 21, 2003, their authorized representatives and guests of the Company will be able to attend the Annual Meeting. At the record date, 59,675,306 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding.

Who is entitled to vote?

      All holders of record of the Company's Common Stock at the close of business on March 21, 2003 will be entitled to vote at the 2003 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

How do I vote if I am a registered stockholder?

      Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person. If you are a registered holder, you can vote your proxy in one of the following manners:

      (i)   By Mail; or

      (ii)  In Person at the Annual Meeting.

      If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.

      If you wish to vote in person, you can vote the proxy in person at the Annual Meeting.

How do I specify how I want my shares voted?

      If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

      If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors or Audit Committee on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder?

      If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy issued in your name.

What items will be voted upon at the Annual Meeting?

      At the Annual Meeting, the following items will be voted upon:

      (i)   the election of two Class I directors;

      (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2003.

      The Board of Directors of E-LOAN knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

What are the Board of Directors and Audit Committee voting recommendations?

      For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the election of directors and the Company's Audit Committee recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2003.

How many votes are needed to approve the proposals?

      A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003.

How are the votes counted?

      In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation and Bylaws,

      (i) for the election of directors, which requires a plurality of the votes cast in person or by proxy, only proxies and ballots indicating votes "FOR all nominees," "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; abstentions and broker non-votes are not counted; and

      (ii) for the adoption of all proposals which require the majority of the votes cast in person or by proxy, only proxies and ballots indicating votes "FOR," "AGAINST" or "ABSTAIN" on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; however, abstentions and broker non-votes have the effect of a negative vote.

How can I revoke my Proxy?

      You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving timely written notice of the revocation to the Secretary of the Company; (ii) by executing and delivering a proxy with a later date; or (iii) by voting in person at the meeting.

How do I designate my proxy?

      If you wish to give your proxy to someone other than Christian A. Larsen and Joseph J. Kennedy, you may do so by crossing out their names appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card.

Who counts the votes?

      Tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified to by an independent inspector of election.

Who will pay for the costs involved in the solicitation of proxies?

      The Company will bear the cost of soliciting proxies. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

What is the deadline for submitting shareholder proposals for the 2004 Annual Meeting?

      Any of our eligible stockholders who wish to submit a proposal for action at our next annual meeting of stockholders and desires that such proposal be considered for inclusion in our proxy statement and form of proxy relating to such meeting must provide a written copy of the proposal to us at our principal executive offices not later than December 19, 2003, and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

      The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by an eligible stockholder for action at our next annual meeting of stockholders, but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us at our principal executive office not later than February 27, 2004, and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Stockholders proposals should be addressed to our Secretary at 5875 Arnold Road, Suite 100, Dublin, California 94568.

                  SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by each beneficial owner of more than 5% of the Company's Common Stock, each Director of the Company, the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers"), and the directors and executive officers as a group.

                                               Amount and Nature of
                                               Beneficial Ownership
                                               of Common Stock as of   Percent
Beneficial Owner (1)                              3/21/2003 (2)(3)    of Class
--------------------------------------------------------------------------------
Entities affiliated with Benchmark                  8,497,694           14.24%
Capital Partners (4)
     Robert C. Kagle
Entities affiliated with The Charles                7,889,000           11.68%
Schwab Corporation (5)
     Daniel O. Leemon
Palo Alto Investors, LLC (6)                        4,317,310            7.23%
Royce & Associates, LLC (7)                         3,457,600            5.79%
Christian A. Larsen                                 3,971,408            6.63%
Joseph J. Kennedy                                   1,084,188            1.79%
Harold "Pete" Bonnikson                               872,274            1.44%
Matthew Roberts                                       406,998                *
Steven M. Majerus                                     331,664                *
Wade Randlett                                          49,250                *
Claus H. Lund                                          28,333                *
Mark E. Lefanowicz                                     15,000                *
All directors and executive officers               16,238,496           25.63%
as a group (13 persons)
-------------------------------------------------------------------------------

*   Represents less than one percent of the outstanding Common Stock.

(1) The business address for Messrs. Larsen, Kennedy, Bonnikson, Roberts, Majerus, Randlett, Lund and Lefanowicz is E-LOAN, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Information regarding ownership of the Company's Common Stock by security holders is based upon a review of Forms 3, 4 and 5, and Schedules 13D and 13G filed with the Securities and Exchange Commission.

(3) This column includes 224,998 shares for Mr. Larsen, 1,046,477 shares for Mr. Kennedy, 725,613 shares for Mr. Bonnikson, 391,150 shares for Mr. Roberts, 295,541 shares for Mr. Majerus, 40,000 shares for Mr. Randlett, 18,333 shares for Mr. Lund, and 15,000 shares for Mr. Lefanowicz that may be acquired by them pursuant to stock options that are or will become exercisable within 60 days. It also includes 378,549 shares that are pledged by Mr. Larsen to Sequoia Capital to secure a $1,168,831 full recourse loan made to Mr. Larsen pursuant to a separate Loan and Pledge Agreement between Mr. Larsen and Sequoia Capital, and the following shares held by immediate family members of the identified director or named executive, but as to which he disclaims any other beneficial interest: Mr. Bonnikson (4,100 shares held by spouse and children); Mr. Majerus (200 shares held by son).

(4) Consists of 29,531 shares held directly by Mr. Kagle and 8,468,163 shares held by entities affiliated with Benchmark Capital Partners. Mr. Kagle, a Director of the Company, is a member of a Benchmark Capital Partners affiliate and disclaims beneficial ownership of the shares held by entities affiliated with Benchmark Capital Partners, except to the extent of his proportionate partnership interest therein. The business address for Mr. Kagle is Benchmark Capital Management Co. II, L.L.C., 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(5) Consists of (i) 1,389,000 shares issuable upon exercise of a warrant with an exercise price of $5.00 per share and an expiration date of July 25, 2003, and (ii) 6,500,000 shares issuable upon exercise of a warrant with an exercise price of $3.75 per share and an expiration date of April 25, 2003 (provided that this warrant cannot be exercised unless the average of the last five closing prices per share of the Company's Common Stock is equal to or greater than $5.75 per share). Mr. Leemon, Executive Vice President and Chief Strategy Officer for The Charles Schwab Corporation, resigned as a Director of the Company on October 11, 2002, and disclaims beneficial ownership of the shares held by The Charles Schwab Corporation and its affiliated entities. The business address for Mr. Leemon is The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, CA 94104.

(6) The business address for Palo Alto Investors, LLC is 470 University Avenue, Palo Alto, CA 94301.

(7) The business address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2003, Class II, whose term will expire at the annual meeting of stockholders to be held in 2004, and Class III, whose term will expire at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders, one class is elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

Nominees

      Two Class I directors are to be elected to the Board at the Annual Meeting, each to serve until the annual meeting of stockholders to be held in 2006 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Both nominees are currently directors of the Company.

      Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. However, if any nominee unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by management. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them as will ensure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than two duly nominated persons. If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  VOTING "FOR" THE NOMINEES SET FORTH BELOW

The following table sets forth certain information regarding the Company's directors and nominees.

Name                      Age  Position with the Company          Director Since
----                      ---  -------------------------          --------------

Class I Nominees to be Elected at the Annual Meeting
----------------------------------------------------
Wade Randlett              38  Director                                1997
Claus H. Lund              52  Director                                2002

Class II Directors Whose Terms Expire at the 2004 Annual Meeting
----------------------------------------------------------------
Joseph J. Kennedy          43  President, Chief Operating Officer      2001
                               and Director
Robert C. Kagle            47  Director                                1998

Class III Directors Whose Terms Expire at the 2005 Annual Meeting
-----------------------------------------------------------------
Christian A. Larsen        42  Chief Executive Officer and Chairman    1996
                               of the Board
Mark E. Lefanowicz         46  Director                                2002

      Each of the nominees, directors and named current executive officers of the Company has been engaged in the principal occupations set forth below during the past five (5) years.

      Harold "Pete" Bonnikson. Mr. Bonnikson has served as the Senior Vice President of Mortgage Operations of the Company since January 1999. Prior to joining the Company, Mr. Bonnikson was with North American Mortgage and its predecessor companies since 1981. Mr. Bonnikson was the Executive Vice President of North American Mortgage from 1993 to 1999. Mr. Bonnikson holds a B.S. degree from California State University at Sacramento. Mr. Bonnikson is 48 years of age.

      Etienne Handman. Mr. Handman has served as the Company's Chief Technology Officer since November 2000. Prior to joining the Company, Mr. Handman served as Vice President of Technology of Oberthur Card Systems from September 1999 to November 2000 and Vice President of Operations for De La Rue from May 1983 to September 1999. Mr. Handman completed Stanford University's Executive Program and holds a B.A. degree in

Mathematics and Computer Science from McGill University in Montreal, Quebec, Canada. Mr. Handman is 42 years of age.

      Stephen Herz. Mr. Herz has served as Senior Vice President of Consumer Loans since December 2000. From September 2000 to December 2000, Mr. Herz served as the Company's head of Consumer Lending. Prior to joining the Company, Mr. Herz was Chief Operating Officer of Paymap from August 1999 to August 2000. From August 1995 to August 1999, Mr. Herz served as Senior Vice President, Electronic Commerce of Visa International's Emerging Technology Division. From 1977 to 1995, Mr. Herz served in a variety of roles at Chase Manhattan Bank, the most recent as Senior Vice President, Upstate Market Segment Manager. Mr. Herz holds an M.B.A. degree from the University of Rochester and a B.A. degree in Economics from the University of Pittsburgh. Mr. Herz is 52 years of age.

      Robert C. Kagle. Mr. Kagle has served as a Director of the Company since January 1998. Mr. Kagle has been a member of Benchmark Capital Management Co., L.L.C., since its founding in May 1995 and a General Partner of Technology Venture Investors since January 1984. Mr. Kagle is also a director of eBay Inc., a leading online trading community and a director of Ariba, a leading provider of Enterprise Spend Management. Mr. Kagle holds a B.S. degree from the General Motors Institute (renamed Kettering University in January 1998) and an M.B.A. degree from Stanford University.

      Joseph J. Kennedy. Mr. Kennedy has served as President and Chief Operating Officer of the Company since October 1999. From February 1999 to October 1999, Mr. Kennedy served as Senior Vice President of Marketing and Business Development of the Company. Prior to joining the Company, Mr. Kennedy was the Vice President of Sales, Service and Marketing of Saturn Corporation from October 1995 to February 1999. From December 1993 to September 1995, Mr. Kennedy was the General Director of Marketing and Product Planning for the Cadillac Motor Car Division of General Motors Corporation. From September 1992 to December 1993, Mr. Kennedy was the Director of Product Portfolio Planning for the North American Operations of General Motors Corporation. Mr. Kennedy holds an M.B.A. degree from Harvard Business School and a B.S. degree from Princeton University.

      Christian A. Larsen. Mr. Larsen co-founded the Company in August 1996, has served as its Chief Executive Officer since June 1998 and was named Chairman of the Board in March 2001. From August 1996 to June 1998, Mr. Larsen served as the Company's President. Mr. Larsen has been a director of the Company since its incorporation in August 1996. From October 1992 to August 1996, Mr. Larsen was the President of Palo Alto Funding Group, the mortgage brokerage he co-founded in 1992 and the Company's predecessor company. Mr. Larsen holds an M.B.A. degree from Stanford University and a B.S. degree from San Francisco State University.

      Mark E. Lefanowicz. Mr. Lefanowicz has served as a director of the Company since October 29, 2002. Mr. Lefanowicz served as Executive Vice President and Chief Financial Officer at Bay View Capital Corporation, a diversified financial services company headquartered in San Mateo, Calif. and parent company to Bay View Bank. Since June of 2001, Mr. Lefanowicz has served as the CEO of Bay View Franchise Mortgage Acceptance Company (BVFMAC), a servicer of small business loans, primarily to fast food franchises, gas stations and convenience stores. Prior to Bay View Capital, Mr. Lefanowicz served as Chief Financial Officer of Provident Funding Associates, now one of the five largest wholesale residential lenders in the country. Mr. Lefanowicz was actively involved in all aspects of finance, including budgeting, capital markets, and debt negotiations. Mr. Lefanowicz holds a Bachelor of Science degree in Accounting from the University of Wyoming. Having earned his CPA in 1980, he is also a member of AICPA and CACPA.

      Claus H. Lund. Mr. Lund has served as a director of the Company since March 13, 2002. Mr. Lund served as Senior Vice President, Global Business Process Outsourcing for Providian Financial from March 2001 until June 2001. Prior to that Mr. Lund was Chief Administrative Officer of Providian from February 2000 until March 2001 and Senior Vice President, First Mortgage Originations for Providian from May 1999 until February 2000. He served as Executive Vice President, Mortgage Asset Management for Bank of America, NT&SA from September 1992 until November 1998. Mr. Lund holds an M.B.A. degree from the University of California, Los Angeles and an M.A. degree from Stanford University.

      Steven M. Majerus. Mr. Majerus has served as the Senior Vice President of Capital Markets of the Company since January 1999. From April 1998 to January 1999, Mr. Majerus served as the Director of Mortgage

Banking of the Company. Prior to joining the Company, Mr. Majerus was the Director of Mortgage Lending of CMG Mortgage from January 1996 to March 1998. >From February 1993 to November 1995, Mr. Majerus was the President of Trans Capital Mortgage, a company which he co-founded. Mr. Majerus attended the University of Southern California and UCLA extension/night school from 1983-1985; Los Angeles Valley College from 1982-83; and California Lutheran University from 1980-1981. Mr. Majerus is 40 years of age.

      Robert Purcell. Mr. Purcell has served as Senior Vice President of Marketing since August 2000. Prior to joining the Company, Mr. Purcell was an independent online marketing and business consultant from 1996 to 1999 as well as Vice President of Marketing at Medcom.com and Vice President of Marketing at healthshop.com. Mr. Purcell's clients included The American Medical Association, Priceline.com, Carclub.com and Sports Universe.com. From 1994 to 1996, he was Marketing Vice President of Noah's New York Bagels. From 1986 to 1994, he held a variety of marketing positions at Dunkin' Donuts, including Vice President of Marketing. Mr. Purcell holds an M.B.A. degree from the University of Virginia's Darden School of Business and a B.A. degree from Trinity College. Mr. Purcell is 49 years of age.

      Wade Randlett. Mr. Randlett has served as Vice President, Strategic Sales of Sigma Storage since January 2001. Mr. Randlett co-founded Red Gorilla in September 1999 and served as Vice President of Business Development. Mr. Randlett has served as a director of the Company since June 1997. Mr. Randlett has been the Political Director of TechNet since February 1997. From November 1992 until February 1997, Mr. Randlett was self-employed as a Policy Consultant. Mr. Randlett holds a B.S. degree from Princeton University.

      Matthew Roberts. Mr. Roberts has served as Chief Financial Officer of the Company since December 2000. From January 1999 to November 2000, Mr. Roberts served as the Company's Vice President of Finance. Prior to joining the Company, Mr. Roberts served as Corporate Controller of NetDynamics from April 1997 to January 1999 (acquired by Sun Microsystems). From March 1994 to April 1997, Mr. Roberts held senior financial and operational management positions at Berkeley Systems. Mr. Roberts is a certified public accountant and holds a B.S. degree in Accounting from Santa Clara University. Mr. Roberts is 34 years of age.

      Sedrick A. Tydus. Mr. Tydus has served as head of the Company's home equity operations since July 2001. Prior to joining the Company, Mr. Tydus was the Executive Vice President of Premier Banking at Bank of America from November 1998 to November 2000. From March 1998 to November 1998, Mr. Tydus was the Executive Vice President of California Retail Marketing at the Bank of America. >From November 1996 to February 1998, Mr. Tydus was the Executive Vice President of Equity Loan Origination at Transamerica Home Loans. From 1990 to 1996, Mr. Tydus was the Executive Vice President of Northern California Retail Bank at Wells Fargo Bank. Mr. Tydus holds an M.B.A. degree from Stanford Business School and a B.A. degree from Dartmouth College. Mr. Tydus is 50 years of age.

                   FURTHER INFORMATION CONCERNING THE BOARD

Board of Directors

      The Board of Directors consists of directors who are elected by the Company's stockholders, and is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board of Directors acts as an advisor and counselor to senior management and ultimately monitors its performance. These functions of the Board of Directors are fulfilled by the presence of Directors who have a substantive knowledge of the Company's business.

Board Meetings

      During the 2002 fiscal year, the Board of Directors of the Company held a total of eight meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors or its committees upon which they served, held during the respective periods in which they were directors.

Committees of the Board of Directors

      Currently, the Board of Directors has a standing Audit Committee and Compensation Committee. There is no nominating committee or any committee performing similar functions. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and "independent" as defined in SEC Release

34-47137 proposing new Rule 10A-3 under the Securities Exchange Act of 1934 and Rule 4200(a)(14) of the Marketplace Rules contained in the National Association of Securities Dealers Manual.

   Audit Committee

      The Audit Committee's function is to provide assistance to the Company's Board in its oversight of: the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the independent auditors' qualifications and independence; and the performance of the Company's internal audit function and independent auditors. The Audit Committee is solely responsible for the appointment, compensation, and oversight of the independent auditors, and if deemed necessary, the termination of the independent auditors. The Audit Committee operates under a written charter which was adopted by the Board, a copy of which was filed with the Company's proxy statement for its 2001 Annual Meeting of Stockholders. The members are Messrs. Lefanowicz, Chairman (since October 29, 2002), Lund (since March 13, 2002) and Randlett. Messrs. Leemon and Kagle retired as members of the Audit Committee on March 13, 2002 and October 29, 2002, respectively. The Report of the Audit Committee for the fiscal year 2002 appears on page 14. The Audit Committee met six times during the last fiscal year.

   Compensation Committee

      The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of all executive officers of the Company, administers the Company's stock option plan, establishes and reviews general policies relating to the compensation and benefits of the Company's employees and performs such other functions regarding compensation as the Board may delegate. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. The Compensation Committee, which currently consists of Messrs. Kagle and Lund (since October 29, 2002), met one time during the last fiscal year. Mr. Leemon retired as a member of the Compensation Committee on October 11, 2002.

Compensation of Directors

   Employee Director Compensation

      Directors who are also employees of the Company receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. See "EXECUTIVE COMPENSATION."

   Non-Employee Director Compensation

      Directors who are not employees of the Company are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and its committees. In connection with their services to the Company, non-employee directors are also entitled to participate in the Company's 1997 Stock Plan.

      Initial options granted under this plan have terms of ten years and typically the shares underlying the option vest over four years at the rate of 25% on the one-year anniversary date, with the remaining shares vesting monthly in equal increments over the remaining three years. The exercise price of each option granted typically equals 100% of the fair market value of the Common Stock, based on the closing price of the Common Stock as reported on the NASDAQ National Market on the date of grant.

      On March 13, 2002, Mr. Lund, a non-employee director, received a non-qualified stock option grant which vests 1/48th monthly over four years, pursuant to which Mr. Lund is entitled to purchase up to 50,000 shares of the Company's Common Stock at a price of $1.28 per share.

      On October 29, 2002, Mr. Lefanowicz, a non-employee director, received a non-qualified stock option grant, which vests 1/48th monthly over four years, pursuant to which Mr. Lefanowicz is entitled to purchase up to 120,000 shares of the Company's Common Stock at a price of $1.37 per share.

      On October 29, 2002, Mr. Lund, a non-employee director, received a non-qualified stock option grant, which vests 1/48th monthly over four years, pursuant to which Mr. Lund is entitled to purchase up to 30,000 shares of the Company's Common Stock at a price of $1.37 per share.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

      The following Summary Compensation Table shows certain compensation information for each of the Named Executive Officers. Compensation data is shown for the years ended December 31, 2000, 2001 and 2002. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

                                                                                       Long-Term
                                                 Annual Compensation              Compensation Awards
                                                ---------------------           -----------------------
                                                                                               Number
                                                                                Restricted    of Shares
                                                                                  Stock      Underlying       All Other
Name and Principal Position             Year      Salary       Bonus              Awards       Options      Compensation
------------------------------------------------------------------------------------------------------------------------
Christian A. Larsen                     2002    $200,000     $200,000                --              --       $1,753(1)
     Chief Executive Officer;           2001    $128,414         $793                --         450,000              --
     Chairman of the Board              2000     $90,823           --                --              --              --

Joseph J. Kennedy (2)                   2002    $230,000     $175,000                --              --         $128(3)
     President;                         2001    $207,500      $50,793                --         500,000              --
     Chief Operating Officer;           2000    $200,000           --                --         150,000              --
     Director

Matthew Roberts                         2002    $175,000     $132,500                --              --         $199(3)
     Chief Financial Officer;           2001    $175,000      $25,793                --         150,000              --
     Secretary                          2000    $156,831           --                --         250,000              --

Harold "Pete" Bonnikson                 2002    $175,000     $137,281                --          50,000              --
     Sr. Vice President of Operations   2001    $156,250      $36,418                --          30,000              --
                                        2000    $150,000           --                --          75,000              --

Steven M. Majerus                       2002    $175,000     $141,005                --          20,000          $15(3)
     Sr. Vice President, Capital
     Markets                            2001    $156,250      $30,793                --          50,000              --
                                        2000    $144,375           --                --         100,000              --
------------------------------------------------------------------------------------------------------------------------

(1)   Consists of medical and dental domestic partner taxable benefits.
(2) Under the terms of Mr. Kennedy's employment agreement, if Mr. Kennedy's employment is terminated by the Company or a successor company to the Company, he receives a termination payment, certain accelerated vesting rights for his options, and payments related to the taxation incurred in connection with the termination payment and acceleration.
(3)   Consists of a deferred sales charge on a 401(k) plan administrator switch.

Employment Agreements

      Under the terms of Mr. Kennedy's employment agreement, if Mr. Kennedy's employment is terminated by the Company or a successor company to the Company within six months prior to or twelve months following a change of control, the Company has agreed to pay Mr. Kennedy three years of salary, accelerate vesting of all shares under Mr. Kennedy's options and pay a gross-up for any taxation Mr. Kennedy incurs in connection with such payment and acceleration above standard individual taxes for ordinary income. Alternatively, if Mr. Kennedy's employment is terminated by the Company at any time, the Company has agreed to give Mr. Kennedy three months notice of termination, pay Mr. Kennedy twelve months of salary and accelerate vesting of that number of shares under Mr. Kennedy's options that would have been exercisable on the date twelve months following the date of termination. The Company is not required to perform any of these obligations if Mr. Kennedy's termination from the Company is due to a criminal act or a gross violation of Company policy.

Option Grants in Last Fiscal Year

      The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2002. In accordance with the rules of the

Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                    Number of      % of Total                                      Potential Realizable Value
                                     Shares          Options                                       at Assumed Annual Rates of
                                   Underlying      Granted to      Exercise                         Stock Price Appreciation
                                     Options      Employees in       Price       Expiration            For Option Term (3)
Name                               Granted (1)   Fiscal Year (2)   Per Share        Date                5%            10%
----------------------------------------------------------------------------------------------------------------------------
Christian A. Larsen                       --             --             --              --                --              --

Joseph J. Kennedy                         --             --             --              --                --              --

Matthew Roberts                           --             --             --              --                --              --

Harold "Pete" Bonnikson (4)           50,000          2.60%          $1.61          4/3/12           $50,626        $128,296

Steven M. Majerus (5)                 20,000          1.04%          $1.07          8/7/12           $13,458         $34,106
----------------------------------------------------------------------------------------------------------------------------

(1) All options were granted under the Company's 1997 Stock Plan and have exercise prices equal to the fair market value on the grant date.
(2) Based on options to purchase an aggregate of 1,922,450 shares granted in fiscal 2002.
(3) Pursuant to the rules of the Securities and Exchange Commission, the dollar amounts set forth in these columns are the result of calculations based on the set rates of 5% and 10%, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.
(4)   1/48th of the options vest monthly starting on April 3, 2002.
(5)   1/48th of the options vest monthly starting on August 7, 2002.

Option Exercises and Holdings

      The following table provides information with respect to option exercises in fiscal 2002 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2002:

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                Number of Shares
                                                             Underlying Unexercised              Value of Unexercised
                                                                   Options at                   In-the-Money Options at
                                                               Fiscal Year-End (#)              Fiscal Year-End ($) (1)
                                                          ------------------------------    --------------------------------
                                Shares
                               Acquired
                              on Exercise       Value
Name                              (#)         Realized ($)  Exercisable   Unexercisable       Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Christian A. Larsen               --              --         178,122         271,878           $104,914         $160,136

Joseph J. Kennedy                 --              --         981,894         403,125            $62,503         $122,497

Matthew Roberts                   --              --         345,946         237,709            $79,522          $89,608

Harold "Pete" Bonnikson           --              --         710,094          79,167             $1,992           $9,958

Steven M. Majerus                 --              --         279,915          96,460           $261,855          $63,772
--------------------------------------------------------------------------------------------------------------------------

(1) Market value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the NASDAQ National Market of $1.85 per share on December 31, 2002 (the last trading day for fiscal
      2002), minus the exercise price.

             COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

      The following Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

      This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee directors, is responsible for establishing and administering the Company's executive compensation program.

      The Committee is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock option and purchase plans and makes grants to executive officers under the Company's 1997 Stock Plan.

Compensation Policies

      The Board's compensation philosophy is to provide cash and equity incentives to the Company's executive officers and other employees to attract highly qualified personnel in order to maintain the Company's competitive position. The Board's compensation program goals are to: attract, retain and motivate qualified executive officers and employees who contribute to the Company's long-term success; align the compensation of executive officers with the Company's business objectives and performance; and align incentives for executive officers with the interests of stockholders in maximizing value.

Compensation Components

      The compensation for executive officers generally consists of salary, stock option awards and an executive bonus plan.

   Base Salary

      The salaries of each of the executive officers of the Company are generally based on salary levels of similarly sized companies. The Committee reviews generally available surveys and other published compensation data. The compensation of the executive officers, including the Chief Executive Officer, are generally reviewed annually by the Committee and/or the Board and adjusted on the basis of performance, the Company's results for the previous year and competitive conditions.

   Bonuses

      Certain executive officers are eligible for a quarterly or annual bonus based on quarterly or annual performance metrics and other operational goals, under the Company's executive bonus plan.

Equity-Based Compensation

   1999 Employee Stock Purchase Plan

      The Company's 1999 Employee Stock Purchase Plan ("1999 Purchase Plan") was adopted by the Board of Directors in March 1999 and approved by the stockholders in April 1999. A total of 2,568,984 shares of Common Stock have been reserved for issuance under the 1999 Purchase Plan, plus annual increases at the Board's discretion on the first day of the Company's fiscal year beginning in or after 2000 equal to the lesser of 1,500,000 shares, 2% of the then outstanding shares, or a lesser amount determined by the Board. No increase was made to the number of shares reserved under the 1999 Purchase Plan in 2003. In fiscal year 2002, 519,912 shares were issued pursuant to the 1999 Purchase Plan, leaving 1,576,876 shares available to be issued as of December 31, 2002.

      Employees are eligible to participate if they are customarily employed by the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, to the extent any employee
(a) immediately after a grant would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, or (b) would have rights to purchase stock under all employee stock purchase plans of the Company which exceed $25,000 worth of stock for each calendar year in which the options are outstanding, the employee may be not be granted an option to purchase stock under the 1999 Purchase Plan. The 1999 Purchase Plan permits participants to purchase Common Stock through payroll deductions of up to 15% of the participant's "compensation". Compensation is defined as the participant's base straight time gross earnings, commissions, cash incentive payments and bonuses, but exclusive of payments for overtime, profit sharing payments, shift premium payments, non-cash compensation and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 3,750 shares.

   1997 Stock Plan

      The Company's 1997 Stock Plan ("1997 Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The 1997 Plan was approved by the Board of Directors in August 1997 and by the stockholders in November 1997. Since its inception, a total of 17,898,375 shares of Common Stock have been reserved for grant pursuant to the 1997 Plan, which provides for annual increases equal to the lesser of 4,500,000 shares, 4% of the then outstanding shares, or a lesser amount determined by the Board. This amount includes 1,500,000 additional shares that were approved by the Board for issuance under the Plan in January 2003. As of December 31, 2002, there were 2,743,961 shares available for grant.

      The Company periodically grants to its executive officers and general employees stock options under the 1997 Plan in order to provide additional incentive for such persons. The Board believes that such incentive promotes the long-term interests of the Company's stockholders. Options generally vest over a four-year period to encourage option holders to continue employment with the Company. The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant.

      In granting options, the Committee takes into account each individual's level of responsibility within the Company and such individuals expected future contribution, as well as the number of shares and outstanding options already held by the individual. Employees may also be entitled to receive additional option grants where the employee's job has significantly changed through growth or promotion.

401(k) Savings Plan

      The Company has a savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, participating employees may defer a percentage (not to exceed 20%) of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees of the Company age 18 years or older are eligible to participate in the 401(k) Plan.

Compensation of Chief Executive Officer

      The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company. As of December 31, 2002, Mr. Larsen's salary was $200,000. The Committee believes that Mr. Larsen's base salary and incentive compensation is within the range of compensation for Chief Executive Officers of other companies engaged in the online mortgage lending industry and is consistent with the foregoing philosophy and objectives and reflect the scope and level of his responsibilities.

Tax Deductibility of Executive Compensation

      Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such individual does not exceed $1,000,000, unless compensation is performance-based and meets certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and the transition rules of Section 162(m), the Company and the Board do not anticipate, for the near future, that the Company will lose any significant tax deduction for executive compensation.

Compensation Committee Interlocks and Insider Participation

      For the fiscal year ended December 31, 2002, the Compensation Committee consisted of Messrs. Kagle and Lund, neither of whom is an employee of the Company. Mr. Leemon retired as a member of the Compensation Committee on October 11, 2002. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

                                          THE COMPENSATION COMMITTEE

                                          Robert C. Kagle
                                          Claus H. Lund

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that the following reports of Forms 3 and 4 were not timely filed: Steven M. Majerus filed two late Forms 4 reporting one transaction each; Benchmark Capital Management Co. IV, LLC filed late one Form 4 reporting one transaction; and The Charles Schwab Corporation filed late three Forms 4 reporting a total of six transactions.

                    AUDIT COMMITTEE REPORT TO STOCKHOLDERS

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as to information concerning the auditors' allocation of time and fees and consideration of their impact (if any) on independence and to the extent that the Company specifically incorporates this Report by reference therein.

To the Board of Directors
  of E-LOAN, Inc.:                                              March 28, 2003

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In response to the Sarbanes-Oxley Act adopted in 2002, our Committee has assumed additional responsibilities, including that the Audit Committee must approve, in advance, the engagement of the Company's independent auditors for all audit and non-audit services. Our Committee anticipates additional responsibilities will be undertaken upon the adoption of final rules by the Nasdaq National Market, implementing additional provisions of the Sarbanes-Oxley Act and SEC rules promulgated thereunder. Our Committee is closely monitoring the developments in this area.

      In discharging its duties, our Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2002 (the "Audited Financial Statements"). In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by Codification of Statements on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence with Audit Committees, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

      Management is responsible for the Company's internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee consists of three members, Messrs. Lefanowicz, Chairman (since October 29, 2002), Lund (since March 13, 2002) and Randlett. In 2002, the Committee met six times. Messrs. Leemon and Kagle retired as members of the Audit Committee on March 13, 2002 and October 29, 2002, respectively. The Audit Committee operates under a written charter which was adopted by the Board, a copy of which was filed with the Company's proxy statement for its 2001 Annual Meeting of Stockholders. Our securities are quoted on the Nasdaq National Market and are governed by its listing standards. All members of the Audit Committee are financially literate and "independent" as defined in SEC Release 34-47137 proposing new Rule 10A-3 under the Securities

Exchange Act of 1934 and Rule 4200(a)(14) of the Marketplace Rules contained in the National Association of Securities Dealers Manual.

      The Audit Committee of the Board of Directors has considered the effect that provision of the services described under "All Other Fees" may have on the independence of PricewaterhouseCoopers LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as the Company's principal auditors.

      Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                          THE AUDIT COMMITTEE

                                          Mark E. Lefanowicz
                                          Claus H. Lund
                                          Wade Randlett

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Christian A. Larsen

      On April 2, 2001, the Company entered into a loan agreement with Christian
A. Larsen, the Company's Chairman of the Board and Chief Executive Officer, that provided the Company with the ability to draw funds up to an aggregate of $7.5 million upon demand. Upon the sale of a $5 million convertible note to The Charles Schwab Corporation, the loan commitment under the loan agreement, pursuant to its terms, was reduced to $2.5 million. The loan agreement expired on January 5, 2002 and no amounts are owing under any borrowings made pursuant to the loan agreement.

Transactions with Charles Schwab & Co., Inc. and affiliates

      During fiscal 2002, the Company amended and terminated its four year Marketing Agreement with Charles Schwab & Co., Inc. and Schwab's parent, The Charles Schwab Corporation, converted a $5 million convertible note held by it into 4,716,981 shares of Common Stock. In addition, during fiscal 2002, three new and existing institutional investors along with several of the Company's officers and directors purchased all of Schwab's 5,981,147 outstanding shares of Common Stock.

   Termination of Marketing Agreement

      On October 21, 2002, the Company formally notified Schwab of its intention to terminate its four year Marketing Agreement with Schwab. The Marketing Agreement was terminated effective November 11, 2002, representing a term of approximately 31 months. The Marketing Agreement was terminated because the loan business that was generated through a co-branded website formerly located at http://Schwab.eloan.com and created in connection with the agreement, was weighted heavily toward refinance loans which did not fit within the Company's plan of continuing to diversify its revenue components by increasing the percentage of loans made for the purchase of homes, equity lines of credit and auto loans. In addition, Schwab is in the process of obtaining its own bank charter and has indicated that, upon completion of that process, it would like to originate loans in its own name, which the Company considers to be outside of its strategic focus.

      The original Marketing Agreement, entered into on April 25, 2000, required the Company to develop, create links to, operate and maintain, and provide customer support to users accessing, a new co-branded website. In addition, the Company was obligated to nominate a person designated by Schwab to the Company's Board of Directors, and provide employees of Schwab and affiliates a 1/2 point discount on mortgage loan fees. The agreement required Schwab to promote (for which Schwab was reimbursed for all co-op marketing costs incurred by Schwab in promoting the co-branded website) and create links to the new co-branded website from other Schwab websites and emails to Schwab customers, for which the Company agreed to pay Schwab cash marketing fees in the amount of $929,000, $3,547,000, $11,100,000 and $13,284,000 for each of the four years of the agreement, respectively. As a result of six subsequent amendments to the Marketing Agreement, the total amount of marketing fees required to be paid to Schwab was reduced from $28,860,000 to $3,410,320. As a result of the Company's decision to terminate the Marketing Agreement prior to its expiration in November 2002, the total marketing fees paid to Schwab from the effective date of the Marketing Agreement through its termination on November 11, 2002 equaled $2,536,020, representing, the $2,349,160 in marketing fees paid for the first two years of the agreement and the prorated amount for the third year equal to $186,860.

      During fiscal 2002, Schwab received a total of $971,940 in marketing fees and $90,819 in co-op marketing cost reimbursements. The aggregate benefits associated with the Marketing Agreement paid to Schwab totaled $15,756,106, consisting of $2,536,020 in total marketing fees paid, $760,066 in total co-op marketing cost reimbursements and warrants issued to Schwab valued at $12,460,020. Certain of the Company's costs cannot be segregated and quantified, including those associated with its obligations to Schwab under the Marketing Agreement, including, creating the co-branded website, and creating links to, providing customer support to, and operating and maintaining the co-branded website. Because the Company did not maintain or host the entire Schwab.com website, only the "Schwab Mortgage Center" pages, and because the Company did not designate personnel to specifically maintain the co-branded pages, the Company cannot accurately segregate and quantify these costs. The Company does not have a way to calculate profits on a per marketing agreement basis.

      In the fiscal years ended December 31, 2000, 2001 and 2002, the Company recorded revenue earned from the sale of loans attributable to the Marketing Agreement of $373,000, $5,435,000, and $7,485,000, respectively. The volume of loans associated with the above revenue was $40.9 million, $305.3 million and $349.5 million for the twelve months ended December 31, 2000, 2001 and 2002, respectively. Daniel O. Leemon, a member of Schwab's Management Committee, served as a member of the Company's Board of Directors from July 2000 until his resignation on October 11, 2002. With the termination of the Marketing Agreement, Schwab is no longer represented on the Company's Board of Directors. In addition, upon termination of the Marketing Agreement the co-branded website was deactivated and all of the Company's and Schwab's obligations under the Marketing Agreement terminated.

   Amendments to Marketing Agreement

      During fiscal 2002 the Company entered into two amendments to the Marketing Agreement. On April 30, 2002, the Company entered into a Fifth Amendment to Marketing Agreement, to extend the deadline to notify Schwab of the Company's intent to cancel the agreement from on or before May 2, 2002 to on or before June 1, 2002. The effective date of the Company's unilateral right to cancel the agreement remained unchanged at July 1, 2002, which if exercised, no marketing fees would be owed by the Company for years 3 through 4. On May 30, 2002, the parties entered into a Sixth Amendment to Marketing Agreement, to change the total cash payments owing for the third and fourth years of the agreement by $23,453,791 to an aggregate of $1,061,160 to be payable in equal monthly installments. In addition, the amendment allowed either party to cancel the agreement at any time with thirty days notice.

   Conversion of Convertible Note

      On March 14, 2002, the Company elected to redeem a $5 million convertible note previously issued to Schwab prior to its January 19, 2003 maturity date because the cash reserves represented by the borrowings under the convertible note were no longer necessary as an excess above the minimum cash covenants under the Company's warehouse lines of credit. Under the terms of the note, the Company notified Schwab of its intent to redeem the note on April 15, 2002 by payment of $5,250,000. The redemption amount consisted of the $5,000,000 principal owing under the convertible note plus an additional 5% redemption penalty in accordance with the terms of the convertible note. The average of the high and low price of the Company's Common Stock as reported by the Nasdaq National Market on April 15, 2002 (the date set for redemption) was $1.92 per share.

      On April 12, 2002, Schwab exercised its option to convert the amount due under the convertible note into 4,716,981 shares of common stock, in lieu of repayment. Prior to conversion (approximately nine months following issuance) Schwab received a total of $296,667 in interest payments under the convertible note. Following conversion of the convertible note on April 12, 2002, Schwab beneficially owned 15,272,647 shares of the Company's Common Stock which equaled approximately 23% of the total outstanding shares of Common Stock.

   Sale to Investors, Management and Directors

      On November 26, 2002, Schwab sold its 5,981,147 shares of Common Stock, including the 4,716,981 shares acquired upon conversion of the convertible note to three new and existing institutional investors along with several of the Company's officers and directors, for a price per share of $1.50 and an aggregate purchase price of $8,971,721. Based on the $1.06 per share conversion price of the convertible note, the sale of the 4,716,981 conversion shares represented a gain to Schwab of $2,075,472, less costs incurred in connection with negotiation of the convertible note transaction. As of March 21, 2003, Schwab beneficially owned 7,889,000 shares of the Company's Common Stock, all of which were issuable upon exercise of two outstanding warrants, which represented approximately 13.22% of the total outstanding shares of Common Stock. The first warrant is exercisable for 6,500,000 shares of Common Stock at an exercise price of $3.75 per share and expiration date of April 25, 2003, provided that immediately prior to exercise the stock has traded at $5.75 for five consecutive days. The second warrant is exercisable for 1,389,000 shares of Common Stock at an exercise price of $5.00 per share and an expiration date of July 25, 2003.

   Loans with Executive Officers and Directors

The Company like many financial institutions, has followed a policy of granting mortgage, home equity and auto loans to its directors and executive officers and members of their immediate family in the ordinary course of the

Company's business. During the fiscal year ended December 31, 2002, the Company granted loans to certain of its executive officers. In management's opinion, all these loans and commitments to lend were made in the ordinary course of business, were made in compliance with applicable laws on substantially the same terms, including interest rates (except that certain of the Company's officers received employee discounts from the Company's standard prices offered to the public) and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. The Company estimates the discounts given to its officers, Etienne Handman, Robert B. Purcell, and Sedrick A. Tydus were $14,850, $3,120 and $7,350, respectively. All of the loans have been sold to institutional purchasers in the secondary market for at least their face value. At the end of the fiscal year ended December 31, 2002, no loans from any such persons were held by the Company.

      Under Section 402 of the recently enacted Sarbanes-Oxley Act of 2002, certain extensions of credit to directors and executive officers of publicly traded and reporting companies are prohibited effective July 30, 2002. Personal loans in existence prior to July 30, 2002 may continue in effect, provided there is no material modification to any term or renewal of such loan. However, the Act provides an exception for consumer credit loans that are (i) made or provided in the ordinary course of the consumer credit business of the issuer,
(ii) of a type that is generally made available by such issuer to public, and
(iii) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public for such extensions of credit. All loans that were granted by the Company to its executive officers following enactment of the Sarbanes-Oxley Act were granted in compliance with the Act.

   Family Relationships

      There currently exists the following family relationship among the directors and officers of the Company: Steven M. Majerus, an executive officer, is the brother of Robert Majerus, Loan Servicing Manager for the Company.


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

                              PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for E-LOAN, Inc., the NASDAQ Stock Market Index (US), the JP Morgan H & Q Internet 100 Index and a "peer group" selected by the Company. The peer group includes American Home Mortgage Holdings, Inc., NetBank, Inc., LendingTree, Inc., E*Trade Group, Inc. and InsWeb Corp. The Company's shares are traded on the NASDAQ National Market System under the symbol "EELN". The graph assumes that $100 was invested in the Company's Common Stock, the NASDAQ Stock Market Index (US), the JP Morgan H & Q Internet 100 Index and the "peer group" selected by the Company from the date of the Company's initial public offering, June 28, 1999, through December 31, 2002, the last trading day of the Company's 2002 fiscal year. However, J.P. Morgan stopped reporting the J.P. Morgan H & Q Internet 100 Index in early 2002 and as a result the graph only plots the cumulative total return of such index through December 31, 2001. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. Historic stock price performance is not necessarily indicative of future stock price performance.

     [THE FOLLOWING WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                                        Cumulative Total Return
                             -----------------------------------------------
                                6/99    12/99     12/00     12/01     12/02

E-LOAN, INC.                  100.00   116.07      3.57     13.14     13.21
NASDAQ STOCK MARKET (U.S.)    100.00   153.93     92.67     73.52     50.83
JP MORGAN H & Q INTERNET 100  100.00   208.62     80.27     51.65
PEER GROUP                    100.00    66.47     66.47     24.62     13.82


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

                             AUDITOR INDEPENDENCE

Audit Fees

      The aggregate fees billed to the Company during the fiscal year ended December 31, 2002, for professional services rendered by PricewaterhouseCoopers LLP for its audit of the Company's annual financial statements and its review of the financial statements included in the Company's Forms 10-Q were $300,200.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP billed no fees to the Company for financial information systems design and implementation services during the most recent fiscal year.

All Other Fees

      The aggregate fees billed to the Company for all other services rendered by PricewaterhouseCoopers LLP for the most recent fiscal year were $58,300. These fees related primarily to tax compliance.

                                   PROPOSAL 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the year ended December 31, 2003. PricewaterhouseCoopers LLP has audited the Company's financial statements since fiscal 1999, including those required for its initial public offering in June 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

      The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on this proposal is required to ratify the appointment of the independent auditors.

      In the event the stockholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to select another independent accounting firm. It is understood that even if the selection is ratified, the Audit Committee at its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.

      THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


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

                         AVAILABILITY OF 10-K REPORT

THE COMPANY FILED ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 WITH THE SECURITIES EXCHANGE COMMISSION ON MARCH 31, 2003. A COPY OF THE REPORT, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES, AND A LIST DESCRIBING ANY EXHIBITS NOT CONTAINED THEREIN, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER. THE EXHIBITS ARE AVAILABLE UPON PAYMENT OF CHARGES WHICH APPROXIMATE THE COMPANY'S COST OF REPRODUCTION OF THE EXHIBITS. REQUESTS FOR COPIES OF THE REPORT SHOULD BE SENT TO THE OFFICE OF THE CORPORATE SECRETARY AT THE MAILING ADDRESS OF THE COMPANY LISTED ON PAGE ONE OF THIS PROXY STATEMENT.

OTHER MATTERS

      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          For the Board of Directors

                                          Matthew Roberts
                                          Secretary
Dated: April 7, 2003

                                  [E-LOAN LOGO]

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2003

           This Proxy is solicited on Behalf of the Board of Directors

Christian A. Larsen and Joseph J. Kennedy, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned with all powers which the undersigned would possess if personally present, to vote the securities of the undersigned at the annual meeting of shareholders of E-LOAN, Inc. to be held on May 13, 2003, at 10:00 a.m., local time, at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSAL ONE :

1. To elect two (2) Class I directors to hold office for a term ending in 2006 and until their successors are elected.

      |_|   FOR all nominees listed below (except as marked below)

      |_|   WITHHOLD AUTHORITY to vote for all nominees listed below

                  Wade Randlett

                  Claus H. Lund

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE THAT NOMINEE'S NAME FROM THE LIST ABOVE.

E-LOAN'S AUDIT COMMITTEE RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSAL TWO:

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

      |_| FOR                 |_| AGAINST             |_| ABSTAIN

The undersigned hereby acknowledges receipt of (a) Notice of Annual Meeting of Shareholders to be held May 13, 2003, (b) the accompanying Proxy Statement, and
(c) the annual report of the Company for the year ended December 31, 2002. If no specification is made, this proxy will be voted FOR proposals one and two.

Date: _____________________, 2003

Please sign exactly as signature appears on this proxy card. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

-------------------------------------

-------------------------------------


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